UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2005.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DIFINITIVE AGREEMENT

On November 25, 2005, Magnus International Resources Inc. (the “Company”) closed the Letter Agreement that it entered into with First Fortune Investments Inc. (TSX Venture Exchange: FRF), dated July 25, 2005, whereby the Company has now acquired 100% of the issued and outstanding shares of Golden River Resources Corp., a private British Columbia company (“Golden River”) for a total consideration of $400,000.  Golden River is currently participating in a co-operative joint venture pursuant to an agreement dated August 29, 2003 (the “Joint Venture”), between Golden River and Brigade 209 of the Nuclear Industry of Yunnan Province, People’s Republic of China (“Team 209”).  Under the Joint Venture, Golden River and Team 209 formed a sino-foreign joint venture company, Yunnan Western Mining Ltd. (“Western Mining”).  The Joint Venture gives Golden River the right to earn a 90% interest Yunnan Western Mining Ltd., which holds the mineral exploration license comprising approximately 113.96 square kilometers.  The license is located in the Luxi Gold Belt in the western part of Yunnan Province, People’s Republic of China, and the property is known as the “Mangshi Property”.  As a result of the closing of the Letter Agreement, the Company has now assumed operations of Yunnan Western Mining Ltd.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPLE OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPLE OFFICERS

On November 25, 2005, the Company appointed Dr. Paul Taufen as a director of the Company.

PAUL TAUFEN has been consulting with the Company since 2004. In March of 2005, Dr. Taufen agreed to take a more significant role with the Company, with a commitment to maintaining high geoscientific standards for the exploration and resource evaluation programs underway in the Company.  Dr. Taufen has over thirty years of domestic (North American) and international experience in minerals exploration geochemistry both in the employ of major international mining companies and as an independent consultant.  He is the founder of Geochemistry Solutions, LLC, which provides innovative and focused solutions to the mining industry in modem exploration techniques, QA/QC, and environmental areas, specializing in both traditional and unconventional geochemical exploration and in resolving environmental water quality issues.  Geochemistry Solutions provides consulting services to major companies in the mining industry, including Placer Dome and Goldfields, and major mining company subsidiaries and mine site exploration groups around the world.  Prior to forming Geochemistry Solutions, LLC, Dr. Taufen spent 15 years with Australia-based Western Mining Corporation (WMC), where he served as Chief Geochemist - Global exploration, and Chief Geochemist - Americas.  He also served as Chief Geochemist for British Petroleum Minerals in Brazil from 1983 to 1987, coordinating all geochemical surveys, laboratory development, and geological materials analysis programs in Brazil for BP Minerals.  Throughout his career, Dr. Taufen has worked on minerals exploration projects in over 20 countries and been involved in numerous mineral deposit discoveries and ongoing mining production development plans.  Dr. Taufen holds a Ph.D. in Aqueous Geochemistry from the Colorado School of Mines with a minor in Environmental Science and Engineering, an M.Sc. in Geochemistry from the Colorado School of Mines, a BS in Chemistry from Georgetown University, Washington D.C., and a GLG Executive

Excellence Senior Management Program certification.  He is a Fellow and former president of the Association of Exploration Geochemists, a member of the Expert Group in Geochemistry of the Canadian Mining Industry Research Organization, a Fellow of the Australian Institute of Mining and Metallurgy, and a Fellow of the Society of Economic Geologists.  Dr. Taufen has language abilities in English, Portuguese, Spanish, German, and French.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release dated November 30, 2005.
99.2	Press Release dated December 1, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2005

                                                                        MAGNUS INTERNAIONAL RESOURCES INC.

                                                                        By:      /s/ Graham Taylor
                                                                        Name:  Graham Taylor
                                                                        Title:    President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
99.1	Press Release dated November 30, 2005.	6
99.2	Press Release dated December 1, 2005	10